Foresters Financial                            Foresters Investment Management Company, Inc.                                    T 212 858 8144

                                                                                  40 Wall Street, 10th Floor                                                                         T 732-510-4345

                                                                                 New York, NY 10005                                                                                   F 212 858 8119

                                                                                  USA                                                                                                           foresters.com

March 8, 2018

VIA EDGAR

Securities and Exchange Commission

450 5th Street

Judiciary Plaza

Washington, D.C. 20549

Gentlemen:

In accordance with the provisions of Section 17(g) of the Investment Company Act of 1940 and Rule 17g-1 promulgated thereunder, enclosed are the following documents covering our Joint Fidelity Bond with ICI Mutual Insurance Company.1

1. Copy of the Investment Company Blanket Bond (Fidelity Bond) from ICI Mutual Insurance Company, covering the period January 12, 2018 to January 12, 2019.

2. "Insurance Agreement Among Insureds" as required by Rule 17g-1(f).

3. Copy of the Resolutions that were approved by all the Trustees at the Trustees' Meeting held on November 16, 2017 including a majority of those who are not "interested persons," regarding the amount, type, form and coverage of the Fidelity Bond.

4. Statement indicating the amount of the single insured bond which is required of each registrant company as of September 30, 2017.

5. Statement as to the period for which premiums have been paid.

1

The ICI Mutual Joint Fidelity Bond provides $15,000,000 of our $20,000,000 of joint fidelity bond coverage. A joint fidelity bond issued by Travelers Casualty and Surety Company of America provides the first $5,000,000 of coverage.

Foresters Financial TM and Foresters TM are trade names and trademarks of The Independent Order of Foresters (a fraternal benefit society) and its subsidiaries, including Foresters Investment Management Company.

Securities and Exchange Commission                                                                                                                                     March 8, 2018

These documents are being filed on behalf of:

First Investors Equity Funds

(Covered Call Strategy, Equity Income, Global, Growth & Income, Hedged U.S. Equity Opportunities, International, Long Short, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Income Funds

(Balanced Income, Floating Rate, Fund For Income, Government, Government Cash Management, International Opportunities Bond, Investment Grade, Limited Duration Bond and Strategic Income)

First Investors Life Series Funds

(Balanced Income, Covered Call Strategy, Equity Income, Fund For Income, Government, Government Cash Management, Growth & Income, International, Investment Grade, Limited Duration Bond, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds

(Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia)

Very truly yours,

/s/ Mary Carty

Mary Carty

Secretary

First Investors Funds

Resolutions - Board Meeting

November 16, 2017

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that each fund's participation in the IDL Policies is in the best interests of the fund and that the renewals of the IDL Policies, as presented to the Board, be and hereby are approved by the Board; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that the proposed allocations of the premiums for the IDL Policies, as presented to the Board, are fair and reasonable to each fund in light of the amount of the premium that each insured would pay if it purchased and maintained a single IDL policy; and it was

FURTHER RESOLVED, that the Officers of the funds are hereby authorized to execute on behalf of the funds the Joint Fidelity Bonds, the Joint D&O/E&O Policies and the IDL Policies, as well as the Agreement among the jointly insured parties regarding the allocation of premiums for and the share of recovery from the Joint Fidelity Bonds as required by Rule 17g-l(f) under the 1940 Act; and it was

FURTHER RESOLVED, that FIMCO is hereby directed to:

    File with the SEC within 10 days after receipt of an executed copy of each Joint Fidelity Bond, or amendment thereof, (i) a copy of the Bond, (ii) a copy of each resolution of the Board, including a majority of Board members who are not "interested persons," approving the amount, type, form, coverage of each such Bond and the portion of the premium to be paid by each fund, (iii) a statement showing the amount of a single insured bond which each fund would have provided and maintained had it not been named as an insured under a Joint Fidelity Bond, (iv) a statement as to the period for which the premiums for such Bond have been paid, (v) a copy of each agreement between the funds and all other named insureds entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

    File with the SEC, in writing, within five days after the making of a claim under a Joint Fidelity Bond by the fund, a statement of the nature and amount of claim thereof;

    File with the SEC, within five days of the receipt thereof, a copy of the terms of the settlement of any claim made under a Joint Fidelity Bond by the fund; and

    Notify by registered mail each member of the Board at his or her last known residence of (i) any cancellation, termination or modification of the Joint Fidelity Bond not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim under the bond by the fund at the time the filings required under clauses 2 and 3 above are made, and (iii) the filing and proposed terms of settlement of any claim under a Bond by any other named insured within five days of the receipt of a notice from the fidelity insurance company.

INSURANCE AGREEMENT AMONG INSUREDS

REQUIRED BY RULE 17g-1 (f)

(ICI Mutual Insurance Company)

First Investors Equity Funds (Covered Call Strategy, Equity Income, Global, Growth & Income, Hedged U.S. Equity Opportunities, International, Long Short, Opportunity, Real Estate, Select Growth, Special Situations and Total Return); First Investors Income Funds (Balanced Income, Floating Rate, Fund For Income, Government, Government Cash Management, International Opportunities Bond, Investment Grade, Limited Duration Bond and Strategic Income; First Investors Life Series Funds (Balanced Income, Covered Call Strategy, Equity Income, Fund For Income, Government, Government Cash Management, Growth & Income, International, Investment Grade, Limited Duration Bond, Opportunity, Real Estate, Select Growth Fund, Special Situations and Total Return): First Investors Tax-Exempt Funds (Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania and Virginia), all of which are registered management investment companies, together with First Investors Life Variable Annuity Fund A (Separate Account A), First Investors Life Level Premium Variable Life Insurance Separate Account B (Separate Account B), First Investors Life Variable Annuity Fund C (Separate Account C), First Investors Life Variable Annuity Fund D (Separate Account D), First Investors Life Separate Account E, Foresters Financial Services, Inc., Foresters Investment Management Company, Inc., Foresters Investor Services, Inc., Foresters Financial Profit Sharing Plan and First Investors Foresters Financial 401(k) Employee Savings Plan are named as insureds in a joint fidelity bond with the ICI Mutual Insurance Company. The Fidelity Bond with ICI Mutual Insurance Company provides coverage for $15,000,000 for theft, misplacement and in transit losses. Pursuant to Rule 17g-1(f) of the Investment Company Act of 1940, each of the undersigned hereby agrees that in the event recovery is received under said bond as a result of a loss sustained by any one of the registered management investment companies and one or more of the other named insureds, each such registered management investment company shall receive an equitable and proportionate share of the recovery, at least equal to the amount each would have received had single insured bonds, with minimum coverage as required by Rule 17g-1(f) of the Investment Company Act of 1940, been provided and maintained by each registered management investment company.

First Investors Equity Funds

(Covered Call Strategy, Equity Income, Global, Growth & Income, Hedged U.S. Equity Opportunities, International, Long Short, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Income Funds

(Balanced Income, Floating Rate, Fund For Income, Government, Government Cash Management, International Opportunities Bond, Investment Grade, Limited Duration Bond and Strategic Income)

First Investors Life Series Funds

(Balanced Income, Covered Call Strategy, Equity Income, Fund For Income, Government, Government Cash Management, Growth & Income, International, Investment Grade, Limited Duration Bond, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds

(Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia)

FIRST INVESTORS FUNDS

ATTEST:

/s/ Carol Lerner Brown                                                                                                                     BY: /s/E. Blake Moore

Carol Lerner Brown                                                                                                                              E. Blake Moore

Assistant Secretary                                                                                                                              President

FIRST INVESTORS SEPARATE ACCOUNTS

ATTEST:

/s/ Carol Lerner Brown                                                                                                                    BY: /s/ Knut A. Olson

Carol Lerner Brown, Secretary                                                                                    Knut A. Olson, President

Foresters Life Insurance                                                                                                                    Foresters Life Insurance

and Annuity Company                                                                                                                        and Annuity Company

FORESTERS INVESTMENT MANAGEMENT COMPANY, INC.

ATTEST:

/s/ Carol Lerner Brown                                                                                                                 BY: /s/E. Blake Moore

Carol Lerner Brown                                                                                                                         E. Blake Moore

Secretary                                                                                                                                          President

FORESTERS FINANCIAL SERVICES, INC.

ATTEST:

/s/ Carol Lerner Brown                                                                                                                 BY: /s/ Larry Noyes

Carol Lerner Brown                                                                                                                         Larry Noyes

Assistant Secretary                                                                                                                         President

FORESTERS INVESTOR SERVICES, INC.

ATTEST:

/s/ Carol Lerner Brown                                                                                                             BY: /s/ Gregory Walter

Carol Lerner Brown                                                                                                                     Gregory Walter

Secretary Senior Vice                                                                                                                 President

As of January 12, 2018

Dated this 7th day of March, 2018, in New York, NY

ICI MUTUAL INSURANCE COMPANY

STATEMENT AS TO THE PERIOD FOR WHICH

PREMIUMS HAVE BEEN PAID

The premiums for the Fidelity Bond for the ICI Mutual Insurance Company for the period January 12, 2018 to January 12, 2019 have been paid in full.

ICI MUTUAL INSURANCE COMPANY

JANUARY 12, 2018 - JANUARY 12, 2019

STATEMENT SHOWING THE AMOUNT OF SINGLE

INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT

COMPANY AS OF SEPTEMBER 30, 2017

REGISTERED INVESTMENT COMPANY                                                                                                                 BOND REQUIRED

(Thousands)

First Investors Equity Funds                                                                                                                                                 $3,700

    Covered Call Strategy Fund

    Equity Income Fund

    Global Fund

    Growth & Income

    Hedged U.S. Equity Opportunities Fund

    International Fund

    Long Short Fund

    Opportunity Fund

    Real Estate Fund

    Select Growth Fund

    Special Situations Fund

    Total Return Fund

First Investors Income Funds                                                                                                                                             $1,900

    Balanced Income Fund

    Floating Rate Fund

    Fund For Income Fund

    Government Fund

    Government Cash Management Fund

    International Opportunities Bond Fund

    Investment Grade Fund

    Limited Duration Bond Fund

    Strategic Income Fund

First Investors Tax Exempt Funds                                                                                                                                     $1,500

    First Investors Tax Exempt Income Fund

    First Investors Tax Exempt Opportunities Fund

    First Investors California Tax Exempt Fund

    First Investors Connecticut Tax Exempt Fund

    First Investors Massachusetts Tax Exempt Fund

    First Investors Michigan Tax Exempt Fund

    First Investors Minnesota Tax Exempt Fund

    First Investors New Jersey Tax Exempt Fund

    First Investors New York Tax Exempt Fund

    First Investors North Carolina Tax Exempt Fund

    First Investors Ohio Tax Exempt Fund

    First Investors Oregon Tax Exempt Fund

    First Investors Pennsylvania Tax Exempt Fund

    First Investors Virginia Tax Exempt Fund

STATEMENT SHOWING THE AMOUNT OF SINGLE

INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT

COMPANY AS OF SEPTEMBER 30, 2017 - Continued

REGISTERED INVESTMENT COMPANY                                                                                                     BOND REQUIRED

                                                                                                                                                                                    (Thousands)

First Investors Life Series Funds                                                                                                                                 $1,250

    Balanced Income Fund

    Covered Call Strategy Fund

    Equity Income Fund

    Fund For Income Fund

    Government Fund

    Government Cash Management Fund

    Growth & Income Fund

    International Fund

    Investment Grade Fund

    Limited Duration Bond Fund

    Opportunity Fund

    Real Estate Fund

    Select Growth Fund

    Special Situations Fund

    Total Return Fund